THIS NINTH SUPPLEMENTAL INDENTURE, dated as of May 1, 2010 (the “Supplemental Indenture”), is made by and between NORTHWESTERN CORPORATION (formerly known as NorthWestern Public Service Company), a corporation organized and existing under the laws of the State of Delaware (the “Company”), the post office address of which is 3010 West 69th Street, Sioux Falls, South Dakota 57108, and THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York (successor to JPMorgan Chase Bank, N.A. (successor by merger to The Chase Manhattan Bank (National Association)))) (the “Trustee”), as Trustee under the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, hereinafter mentioned, the post office address of which is 101 Barclay Street, New York, New York 10286;

WHEREAS, the Company has heretofore executed and delivered its General Mortgage Indenture and Deed of Trust dated as of August 1, 1993 (the “Original Indenture”), to the Trustee, for the security of the Bonds of the Company issued and to be issued thereunder (the “Bonds”); and

WHEREAS, the Company has heretofore executed and delivered to the Trustee eight indentures supplemental to the Original Indenture, the first dated as of August 15, 1993, the second dated as of August 1, 1995, each of the third, fourth and fifth dated as of September 1, 1995, the sixth dated as of February 1, 2003, the seventh dated as of November 1, 2004 and the eighth dated as of May 1, 2008 (the Original Indenture, as supplemented and amended by the aforementioned eight supplemental indentures and by this Supplemental Indenture, being hereinafter referred to as the “Indenture”); and

WHEREAS, the Company desires to create a new series of Bonds to be issued under the Indenture, to be known as First Mortgage Bonds, 5.01% Series due 2025 (the “First Mortgage Bonds of the 5.01% Series”), which First Mortgage Bonds of the 5.01% Series are to be issued on the basis of Retired Bonds pursuant to Section 4.04 of the Indenture; and

WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Indenture, and pursuant to appropriate resolutions of the Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a Supplemental Indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

THAT the Company, in consideration of the acceptance or the purchase and ownership (as applicable) from time to time of the First Mortgage Bonds of the 5.01% Series and the service by the Trustee and its successors, under the Indenture and of One Dollar to it, duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, hereby covenants and agrees to and with the Trustee and its successors in the trust under the Indenture, for the benefit of those who shall hold the Bonds as follows:

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ARTICLE I.
DESCRIPTION OF FIRST MORTGAGE BONDS, 5.01% SERIES DUE 2025

Section 1. The Company hereby creates a new series of Bonds to be known as “First Mortgage Bonds, 5.01% Series due 2025.”  The First Mortgage Bonds of the 5.01% Series shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture, as supplemented and modified.  The aggregate principal amount of First Mortgage Bonds of the 5.01% Series, which may be authenticated and delivered under the Indenture (except for First Mortgage Bonds of the 5.01% Series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other First Mortgage Bonds of the 5.01% Series pursuant to the Indenture and except for First Mortgage Bonds of the 5.01% Series which, pursuant to the Indenture, are deemed never to have been authenticated and delivered under the Indenture) is limited to $64,000,000.

The commencement of the first interest period for the First Mortgage Bonds of the 5.01% Series shall be May 27, 2010.  The First Mortgage Bonds of the 5.01% Series shall mature on May 1, 2025, and shall bear interest at the rate of 5.01% per annum, from May 27, 2010 or from the most recent date to which interest has been paid or duly provided for, payable semi-annually on the first day of May and the first day of November (each, an “Interest Payment Date”) in each year, commencing November 1, 2010. Any interest on any First Mortgage Bond of the 5.01% Series which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such First Mortgage Bond of the 5.01% Series (or one or more Predecessor Bonds) is registered at the close of business on the April 15 or October 15, as the case may be (whether or not a Business Day) next preceding such Interest Payment Date. The First Mortgage Bonds of the 5.01% Series shall bear interest at the Default Rate under the circumstances set forth in the form of such Bond set forth in Section 3 of this Article I.

Section 2. The First Mortgage Bonds of the 5.01% Series shall be issued only as registered Bonds without coupons of the denomination of $1,000, or any integral multiple of $1 in excess of $1,000, appropriately numbered.  The First Mortgage Bonds of the 5.01% Series may be exchanged, upon surrender thereof, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, for one or more First Mortgage Bonds of the 5.01% Series of other authorized denominations, for the same aggregate principal amount, subject to the terms and conditions set forth in the Indenture.

First Mortgage Bonds of the 5.01% Series may be exchanged or transferred without expense to the registered owner thereof except that any taxes or other governmental charges required to be paid with respect to such transfer or exchange shall be paid by the registered owner requesting such transfer or exchange as a condition precedent to the exercise of such privilege, other than exchanges pursuant to Section 3.04, 5.06 or 14.06 of the Indenture, not involving any transfer.

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The Trustee shall not register the transfer of any First Mortgage Bond of the 5.01% Series unless it receives a certificate in the form attached hereto as Appendix A.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under applicable law or under this Supplemental Indenture with respect to any transfer of any interest in a First Mortgage Bond of the 5.01% Series other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3. The First Mortgage Bonds of the 5.01% Series and the Trustee’s Certificate of Authentication shall be substantially in the following forms respectively:

[Remainder of page Intentionally Blank]

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[FORM OF BOND OF THE 5.01% SERIES DUE 2025]

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR PLEDGED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT OR AN EXEMPTION THEREFROM IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW.

NORTHWESTERN CORPORATION

(Incorporated under the laws of the State of Delaware)

FIRST MORTGAGE BOND, 5.01% SERIES DUE 2025
No. R- $___________	[Date] [CUSIP No. ________]

For Value Received, the undersigned, NorthWestern Corporation, (herein called the “Company,” which term shall include any Successor Corporation, as defined in the Indenture hereinafter referred to), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] Dollars (or so much thereof as shall not have been redeemed) on May 1, 2025, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 5.01% per annum from May 27, 2010, or from the most recent date to which interest has been paid or duly provided for, payable semiannually, on the first day of May and November in each year, commencing November 1, 2010, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) Interest Rate plus 2% or (ii) 2% over the rate of interest publicly announced by The Bank of New York Mellon from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).  Reference is hereby made to the further provisions of this First Mortgage Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture and Supplemental Indenture dated as of May 1, 2010.

                THE BANK OF NEW YORK MELLON,
                AS TRUSTEE

                By_________________________________
                     Authorized Signatory

6720279V6                                 4

Payments of principal of, interest on and any Make-Whole Amount with respect to this First Mortgage Bond are to be made in lawful money of the United States of America at The Bank of New York Mellon in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this First Mortgage Bond.  Any interest on this First Mortgage Bond which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this First Mortgage Bond (or one or more Predecessor Bonds) is registered at the close of business on the April fifteenth or October fifteenth, as the case may be (whether or not a Business Day) next preceding such Interest Payment Date.

This First Mortgage Bond is one of a series of First Mortgage Bonds, 5.01% Series due 2025 (herein called the “First Mortgage Bonds”) issued pursuant to the Ninth Supplemental Indenture dated as of May 1, 2010 (as from time to time amended, the “Supplemental Indenture”), between the Company and the Trustee named therein which amends and supplements the General Mortgage Indenture and Deed of Trust dated as of August 1, 1993, executed by the Company (under its then name, NorthWestern Public Services Company) to The Chase Manhattan Bank (National Association), the predecessor to The Bank of New York Mellon, as Trustee (the “Trustee”) (as amended and supplemented from time to time, the “Indenture”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of registered owners of the Bonds and of the Trustee in respect thereof, and the terms and conditions upon which the Bonds are, and are to be, secured.  The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture.  The First Mortgage Bonds are also entitled to the benefits thereof and the Bond Purchase Agreement dated as of April 26, 2010 between the Company and the purchasers of the First Mortgage Bonds listed in Schedule A thereto (the “Bond Purchase Agreement”).  Each holder of this First Mortgage Bond will be deemed, by its acceptance hereof, to have made the representation set forth in Section 6.2 of the Bond Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this First Mortgage Bond shall have the respective meanings ascribed to such terms in the Supplemental Indenture.

This First Mortgage Bond is a registered First Mortgage Bond and, as provided in Section 3.05 of the Indenture but subject to the provisions of the Supplemental Indenture, upon surrender of this First Mortgage Bond for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new First Mortgage Bond for a like principal amount will be issued to, and registered in the name of, the transferee.  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this First Mortgage Bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes, and neither the Company, the Trustee nor any agent of the Company or the Trustee will be affected by any notice to the contrary.

This First Mortgage Bond is subject to optional redemption, in whole or from time to time in part, at the times and on the terms specified in the Supplemental Indenture, but not otherwise.

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If an Event of Default occurs and is continuing, the principal of this First Mortgage Bond may be declared or otherwise become due and payable in the manner and upon the conditions provided for in the Indenture, at the price equal to the outstanding principal amount thereof, together with interest accrued on such principal amount.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the form of certificate endorsed hereon shall have been signed by or on behalf of The Bank of New York Mellon, the Trustee under the Indenture, or a successor trustee thereto under the Indenture, or by an authenticating agent duly appointed by the Trustee in accordance with the terms of the Indenture.

IN WITNESSETH WHEREOF, NorthWestern Corporation has caused this First Mortgage Bond to be signed (manually or by facsimile signature) in its name by an Authorized Executive Officer, as defined in the Indenture, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested (manually or by facsimile signature) by an Authorized Executive Officer, as defined in the Indenture.

Dated:

                NORTHWESTERN CORPORATION

                BY________________________________
                Authorized Executive Officer

ATTEST:

By_________________________________
Authorized Executive Officer

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ARTICLE II.
ISSUE OF FIRST MORTGAGE BONDS OF THE 5.01% SERIES

Section 1. The Company hereby exercises the right to obtain the authentication of $64,000,000 principal amount of Bonds pursuant to the terms of Section 4.04 of the Indenture. All such Bonds shall be First Mortgage Bonds of the 5.01% Series.

Section 2. Such First Mortgage Bonds of the 5.01% Series may be authenticated and delivered prior to the filing for recordation of this Supplemental Indenture.

ARTICLE III.
REDEMPTION

Section 1. Whenever the Company shall propose to redeem less than all of the Outstanding First Mortgage Bonds of the 5.01% Series on any Redemption Date, the Bond Registrar, instead of selecting by lot, shall select the serial numbers of the First Mortgage Bonds of the 5.01% Series to be redeemed (in whole or in part) by prorating, as nearly as may be, the aggregate principal amount of the First Mortgage Bonds of the 5.01% Series to be redeemed among the registered owners of the First Mortgage Bonds of the 5.01% Series according to the principal amount thereof registered in their respective names. In any such pro ration, the Bond Registrar shall make such adjustments, reallocations and eliminations as it shall deem proper to the end that the principal amount of the First Mortgage Bonds of the 5.01% Series so prorated to any registered owner of the First Mortgage Bonds of the 5.01% Series shall be $1,000 or an integral multiple of $1 in excess thereof, by increasing or decreasing or eliminating the amount which would be allocable to any such registered owner on the basis of exact proportion by an amount not exceeding $1. The Bond Registrar in its discretion may determine the particular First Mortgage Bonds of the 5.01% Series (if there are more than one) registered in the name of any registered owner which are to be redeemed, in whole or in part.  In any determination by pro ration pursuant to this Section, First Mortgage Bonds of the 5.01% Series registered in the name of the Company shall not be considered Outstanding and shall be excluded in making the determination of the First Mortgage Bonds of the 5.01% Series to be redeemed.

Notice of redemption of any First Mortgage Bonds of the 5.01% Series shall be given as provided in Section 5.04 of the Original Indenture.  If given by mail, the mailing of such notice shall be a condition precedent to redemption, provided that any notice which is mailed in the manner provided in Section 5.04 of the Original Indenture shall be conclusively presumed to have been duly given whether or not the Holders receive such notice, and failure to give such notice by mail, or any defect in such notice, to the Holder of any such Bond designated for redemption in whole or in part shall not affect the validity of the redemption of any other such Bond.

Except for the determination of the serial numbers of the First Mortgage Bonds of the 5.01% Series to be redeemed (in whole or in part) by pro ration as provided in this Section when less than all of the First Mortgage Bonds of the 5.01% Series are to be redeemed on any Redemption Date and except for the changes in the giving of notice of redemption as provided in this Section, the procedures for redemption of the First Mortgage Bonds of the 5.01% Series shall be as provided in Article Five of the Original Indenture.

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Section 2. The Company, with the approval of the Trustee, may enter into a written agreement with the Holder of any First Mortgage Bonds of the 5.01% Series providing that payment of such Bonds called for redemption in part only may be made directly by mail, wire transfer or in any other manner to the Holder thereof without presentation or surrender thereof if there shall be delivered to the Trustee an agreement (which may be executed in counterparts between the Company and such Holder (or other Person acting as agent for such Holder or for whom such Holder is a nominee) that payment shall be so made, and that in the event the Holder thereof shall sell or transfer any such Bonds (a) it will, prior to the delivery of such Bonds, either (i) surrender such Bonds to the Trustee to make a proper notation of the amount of principal paid thereon or (ii) surrender such Bonds to the Trustee against receipt of one or more First Mortgage Bonds of the 5.01% Series in an aggregate principal amount equal to the unpaid principal portion of the Bonds so surrendered, and (b) it will promptly notify the Company and the Trustee of the name and address of the transferee of any First Mortgage Bonds of the 5.01% Series so transferred. The Trustee shall not be liable or responsible to any such Holder or transferee or to the Company or to any other Person for any act or omission to act on the part of the Company or any such Holder in connection with any such agreement. The Company will indemnify and save the Trustee harmless against any liability resulting from any such act or omission and against any liability resulting from any action taken by the Trustee in accordance with the provisions of any such agreement.  The Company will afford the benefits of this Section 2 to any Institutional Investor that is the direct or indirect transferee of any First Mortgage Bond of the 5.01% Series purchased by a Holder under the Bond Purchase Agreement and that has made the same agreement relating to such First Mortgage Bonds of the 5.01% Series as the Holders have made in this Section 2.

Section 3.Maturity.  As provided therein, the entire unpaid principal balance of the First Mortgage Bonds of the 5.01% Series shall be due and payable on May 1, 2025.

Section 4.Optional Redemption with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, redeem at any time all, or from time to time any part of, the First Mortgage Bonds of the 5.01% Series, in an amount not less than $1,000,000 in the case of a partial redemption, at 100% of the principal amount so redeemed, and the Make-Whole Amount determined for the redemption with respect to such principal amount.  The Company will give each holder of First Mortgage Bonds of the 5.01% Series to be redeemed written notice of each optional redemption under this Section 4 not less than 30 days and not more than 60 days prior to the date fixed for such redemption.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the First Mortgage Bonds of the 5.01% Series to be redeemed on such date, the principal amount of each First Mortgage Bond held by such Holder to be redeemed (determined in accordance with Section 5), and the interest to be paid on the Redemption Date with respect to such principal amount being redeemed, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the redemption), setting forth the details of such computation.  Two Business Days prior to such Redemption Date, the Company shall deliver to the Trustee and to each Holder of First Mortgage Bonds of the 5.01% Series to be redeemed a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified Redemption Date.  The Trustee shall have no responsibility for any such calculation.

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Section 5.Allocation in the Event of Partial Redemption.  Subject to Article III, Section 1 above, in the case of each partial redemption of the First Mortgage Bonds of the 5.01% Series, the principal amount of the First Mortgage Bonds of the 5.01% Series to be redeemed shall be allocated among all of the First Mortgage Bonds of the 5.01% Series at the time Outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for redemption.

Section 6.Maturity; Surrender, Etc.  In the case of each redemption of First Mortgage Bonds of the 5.01% Series pursuant to this Article III, the principal amount of each First Mortgage Bond to be redeemed shall mature and become due and payable on the date fixed for such redemption (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any First Mortgage Bond paid or redeemed in full shall be surrendered to the Trustee and cancelled and shall not be reissued, and no First Mortgage Bond shall be issued in lieu of any redeemed principal amount of any First Mortgage Bond.

Section 7. Purchase of First Mortgage Bonds of the 5.01% Series.  The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the Outstanding First Mortgage Bonds of the 5.01% Series except upon the payment or redemption of the First Mortgage Bonds of the 5.01% Series in accordance with the terms of the Indenture.  The Company will promptly cancel all First Mortgage Bonds of the 5.01% Series acquired by it or any Affiliate pursuant to any payment or redemption of First Mortgage Bonds of the 5.01% Series pursuant to any provision of the Indenture and no First Mortgage Bonds of the 5.01% Series may be issued in substitution or exchange for any such First Mortgage Bonds of the 5.01% Series, except pursuant to Section 5.06 of the Original Indenture.

Section 8.Make-Whole Amount.

“Make-Whole Amount” means, with respect to any First Mortgage Bond of the 5.01% Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such First Mortgage Bond over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any First Mortgage Bond of the 5.01% Series, the principal of such First Mortgage Bond that is to be redeemed pursuant to Section 4.

“Discounted Value” means, with respect to the Called Principal of any First Mortgage Bond of the 5.01% Series, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the First Mortgage Bonds of the 5.01% Series is payable) equal to the Reinvestment Yield with respect to such Called Principal.

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“Reinvestment Yield” means, with respect to the Called Principal of any First Mortgage Bond, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.

In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable First Mortgage Bond of the 5.01% Series.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any First Mortgage Bond, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the First Mortgage Bonds of the 5.01% Series, then (solely for the purpose of determining the Remaining Scheduled Payments) the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 4.

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“Settlement Date” means, with respect to the Called Principal of any First Mortgage Bond of the 5.01% Series, the date on which such Called Principal is to be redeemed pursuant to Section 4.

ARTICLE IV.
AMENDMENTS TO MORTGAGE

SECTION 1. Section 1.03 of the Original Indenture is amended by adding at the end thereof the following additional paragraph:

Notwithstanding anything herein to the contrary, with respect to each Net Earnings Certificate required at any time at which (a) any of the First Mortgage Bonds of the 5.01% Series  are Outstanding under the Indenture, and (b) any bonds are outstanding under the Company’s Mortgage and Deed of Trust, dated as of October 1, 1945 relating to the Company’s utility property in the states of Montana and Wyoming (the “Montana Mortgage”), the “Adjusted Net Earnings of the Company” shall be, and shall be stated in such Net Earnings Certificate to be, the lesser of (A) the amount (for the applicable period selected in accordance with paragraph (a) of this Section 1.03) determined in accordance with paragraph (a) of this Section 1.03 (and the other provisions of this Section 1.03 that are relevant to such paragraph) on the basis of (i) the items set forth in clauses (i) and (ii) of paragraph (a) of this Section 1.03 being such portions of such items of the Company as have been reasonably allocated by the Company to or from the Mortgaged Property as a plant or plants and an operating system or operating systems in a manner consistent with the manner of allocation utilized and/or to be utilized by the Company in making calculations of the “Adjusted Net Earnings of the Company” under and as defined in the Montana Mortgage, and (ii) the item set forth in clause (iv) of paragraph (a) of this Section 1.03 being calculated without regard to income derived by the Company from any electric and/or gas utility business of the Company in which the Mortgaged Property is not utilized (but otherwise in accordance this Section 1.03), and (B) the amount (for the applicable period selected in accordance with paragraph (a) of this Section 1.03) determined in accordance with paragraph (a) of this Section 1.03 (and the other provisions of this Section 1.03 that are relevant to such paragraph) without any allocation or distinction as to the derivation of the items set forth in any of the clauses of paragraph (a) of this Section 1.03, other than allocation or distinction between (i) the electric and/or gas utility business or businesses in which the Company is engaged (whether or not the Mortgaged Property is utilized in connection therewith), and (ii) the other business or businesses (if any) in which the Company is engaged (with such other business or businesses being given effect under the item set forth in clause (iv) of paragraph (a) of this Section 1.03).  Each such Net Earnings Certificate shall contain a statement of the signers of such Net Earnings Certificate that, in the opinion of such signers, the allocations made in the calculations of “Adjusted Net Earnings of the Company” as set forth in such Net Earnings Certificate are in accordance with the requirements of this final paragraph of this Section 1.03.

ARTICLE V.
THE TRUSTEE

The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Indenture set forth and upon the following terms and conditions:

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The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article Eleven of the Indenture shall apply to this Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this Supplemental Indenture.

ARTICLE VI.
HOME OFFICE PAYMENT

So long as any Purchaser (as such term is defined in the Bond Purchase Agreement) or its nominee shall be the Holder of any First Mortgage Bond of the 5.01% Series, and notwithstanding anything contained in the Indenture or in such First Mortgage Bond of the 5.01% Series to the contrary, the Company will pay all sums becoming due on such First Mortgage Bond of the 5.01% Series for principal, Make-Whole Amount or premium, if any, and interest by the method and at the address specified for such purpose below such Holder’s name in Schedule A to the Bond Purchase Agreement dated as of April 26, 2010, or by such other method or at such other address as such Holder shall have from time to time specified to the Company and the Trustee in writing for such purpose, without the presentation or surrender of such First Mortgage Bond of the 5.01% Series unless such Bond is to be paid or redeemed in full, in which case, as a condition to such payment, such Bond shall be presented and surrendered at the place of payment most recently designated by the Company pursuant to Section 3.05 of the Indenture.  Prior to any sale or other disposition of any First Mortgage Bond of the 5.01% Series held by any such Holder, such Holder, by its acceptance of a First Mortgage Bond, agrees that it will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such First Mortgage Bond of the 5.01% Series to the Trustee in exchange for a new First Mortgage Bond of the 5.01% Series or First Mortgage Bonds of the 5.01% Series in a principal amount giving effect to such payments of principal and interest pursuant to Section 3.05 of the Indenture, and in either case shall promptly notify the Company and the Trustee of the name and address of the transferee of any such Bond so sold or disposed of.  The Company will afford the benefits of this Article VI to any Institutional Investor that is the direct or indirect transferee of any First Mortgage Bond of the 5.01% Series purchased by any such Purchaser or its nominee and that has made the same agreement relating to such First Mortgage Bond of the 5.01% Series as such Purchaser has made in this Article VI.

ARTICLE VII.
CONFIRMATION OF LIEN OF INDENTURE ON CERTAIN PROPERTY

The Company hereby confirms, acknowledges and states that the property described on Appendix B attached hereto is subject to the Lien of the Indenture pursuant to Granting Clause Second of the Original Indenture; and, for the avoidance of any doubt, the Company hereby grants, bargains, sells, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, all right, title and interest of the Company in and to such property, as security for the payment of the principal of, premium, if any, and interest, if any, on all Bonds issued under the Indenture and Outstanding (as defined in the Indenture), when payable in accordance with the provisions thereof, and as security for the performance by the Company of, and compliance by the Company with, the covenants and conditions of the Indenture, TO HAVE AND TO HOLD all such property on the same terms as all other property subject to the Lien of the Indenture.

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ARTICLE VIII.
MISCELLANEOUS PROVISIONS

Section 1.                      Except as otherwise defined herein or below, all capitalized terms used in this Supplemental Indenture have the meanings stated in the Indenture.

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the First Mortgage Bonds of the 5.01% Series or (ii) 2% over the rate of interest publicly announced by The Bank of New York Mellon in New York, New York as its “base” or “prime” rate.

“Institutional Investor” means (a) any original purchaser of a First Mortgage Bond of the 5.01% Series, (b) any holder of a First Mortgage Bond of the 5.01% Series holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the First Mortgage Bonds of the 5.01% Series then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any First Mortgage Bond of the 5.01% Series.

“Related Fund” means, with respect to any holder of any First Mortgage Bond of the 5.01% Series, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

 “Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

Section 2.This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, said NorthWestern Corporation has caused this Indenture to be executed on its behalf by an Authorized Executive Officer as defined in the Indenture, and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by an Authorized Executive Officer as defined in the Indenture; and The Bank of New York Mellon, in evidence of its acceptance of the trust hereby created, has caused this Indenture to be executed on its behalf by one of its Vice Presidents and its corporate seal to be hereto affixed and said seal and this Indenture to be attested by one of its Vice Presidents; all as of the ____ day of _________, 2010.

                 NORTHWESTERN CORPORATION

                 By_____________________________
                       Its Vice President, Treasurer and
                       Chief Financial Officer

CORPORATE SEAL

ATTEST:

___________________________________

                 THE BANK OF NEW YORK MELLON

                 By_____________________________
                       Its Vice President

CORPORATE SEAL

ATTEST:

___________________________________
Vice President

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STATE OF SOUTH DAKOTA )
)SS
COUNTY OF ___________)

BE IT REMEMBERED, that on this ___ day of __________, 2010, before me, ______________________, a Notary Public within and for the County and State aforesaid, personally came Brian Bird, the Vice President, Treasurer and Chief Financial Officer of NorthWestern Corporation, a Delaware corporation, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed as such officer the within instrument of writing, and such person duly acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act as such Vice President, Treasurer and Chief Financial Officer, and as the free and voluntary act of NorthWestern Corporation for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

(NOTARIAL SEAL)               ______________________________
        Notary Public

STATE OF NEW YORK )
)SS
COUNTY OF ___________)

BE IT REMEMBERED, that on this ___ day of ____________, 2010, before me, ______________________, a Notary Public within and for the County and State aforesaid, personally came _____________________, the _______________ of The Bank of New York Mellon, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed as such officer the within instrument of writing, and such person duly acknowledged that he signed, sealed and delivered the said instrument as his free and voluntary act as such ______________________, and as the free and voluntary act of The Bank of New York Mellon for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

(NOTARIAL SEAL)               ______________________________
        Notary Public

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APPENDIX A

ASSIGNMENT CERTIFICATE

In connection with the undersigned’s assignment and transfer to the assignee identified below of that certain First Mortgage Bond of the 5.01% Series issued by the Company to the undersigned dated ________________:

Assignee’s social security or tax I.D. number: ___________________________
Assignee’s name: _____________________________
Assignee’s address and zip code: ___________________________
___________________________
___________________________

the undersigned hereby certifies that such First Mortgage Bond of the 5.01% Series is being transferred as specified below:

CHECK ONE

(1) ☐           to the Company or a Subsidiary thereof;

(2) ☐           pursuant to an effective registration statement under the Securities Act of 1933; or

(3) ☐           pursuant to an exemption from the registration requirements of the Securities Act of 1933.

Unless one of items (1) through (3) above is checked, the Trustee or Bond Registrar will refuse to register the above-referenced First Mortgage Bond of the 5.01% Series in the name of any person other than the registered Holder thereof; provided, however, that if item (3) is checked, the Company may reasonably require, prior to the registration of any such transfer of the First Mortgage Bond of the 5.01% Series, additional information to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

If none of the foregoing items are checked, the Trustee or Bond Registrar shall not be obligated to register the First Mortgage Bond of the 5.01% Series in the name of any person other than the Holder thereof unless and until the conditions to any such transfer of registration set forth therein and in the Ninth Supplemental Indenture shall have been satisfied.

Signed:  ___________________________________
Name of Holder:____________________________
Name of Signatory:__________________________
Title of Signatory:___________________________

Dated:___________________

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APPENDIX B

The following properties, located in the following counties of the State of South Dakota, are subject to the Lien of the Indenture pursuant to Granting Clause Second of the Original Indenture:

Douglas County

The West Twenty-three and Sixty-four Hundredths feet (23.64’) of Lot Fifteen (15), all of Lot Sixteen (16) and Lot Seventeen (17) in Block Twenty-five (25) of the Original Town, now City of Armour, Douglas County, South Dakota, according to the record plat thereof.  Subject to all Easements, Covenants and Restrictions of record.

Hyde County

HIGHMORE – EAST SUBSTATION ADDITION, a part of the Northeast Quarter (NE1/4) and the Southeast Quarter (SE1/4) of Section Twelve (S12), Township One Hundred Twelve North (T.112 N.), Range Seventy-two West (R.72 W.) of the Fifth (5th) Principal Meridian, City of Highmore, Hyde County, South Dakota, containing 1.46 acres more or less gross and 1.27 acres more or less net.

Hand County

NWE Lot 1, located in the Northwest Quarter (NW1/4) of the Northwest Quarter (NW1/4) of Section Twenty (S20), Township One Hundred Twelve North (T.112 N.), Range Sixty-nine West (R.69 W.) of the Fifth (5th) Principal Meridian, Hand County, South Dakota.  Containing 1.679 acres more or less.

Brookings County

All of Block Four “A” (4A) of Hyland Addition in the City of Brookings, a replat of Blocks Two (2), Three (3) and Four (4), Hyland Addition in the City of Brookings, Brookings County, South Dakota.

Brown County

Lot One (1) of NorthWestern Energy Addition to the City of Aberdeen, a part of the Southeast Quarter (SE1/4) of Section Seventeen (S17), Township One Hundred Twenty-three North (T.123 N.), Range Sixty-three West (R.63 W.) of the Fifth (5th) Principal Meridian, Brown County, South Dakota, containing 4.99 acres more or less.

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